AMEX: KHK

Safe Harbor The statements made during this presentation regarding Kitty Hawk may include forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to the future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual result or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "expect," "plan," "believe," "potential," or other similar words indicating future events or contingencies. Except as required by law, Kitty Hawk disclaims any obligation to update or correct any of its forward-looking statements.

Kitty Hawk is... North America's only independent air & ground heavy-weight freight network

Operational Highlights Expedited air service to 57 North American markets Asset light ground service to 46 North American markets Over 550 freight forwarder and logistics provider customers Highly efficient network Experienced management team Strong balance sheet, $26.6 million cash and $8.4 million of availability under the line of credit (12/31/05 - unaudited) Attractive partner for international carriers

Kitty Hawk Network
57Air Cities / 46 Ground Cities
Air Only City
Air and Ground City
Air with Regional Ground Hub City
Alaska***
Anchorage
Juneau
Canada
Toronto
Niagara Falls
FORT WAYNE AIR & GROUND HUB
FWA
Seattle
Portland
San Francisco
Los Angeles
San Diego
Las Vegas
Phoenix
Salt Lake City
Denver
El Paso
Omaha
Kansas City
Minneapolis
Milwaukee
Chicago
South Bend
Grand Rapids
Detroit
Dayton
Indianapolis
Cincinnati
Louisville
Lexington
St. Louis
Memphis
Nashville
Atlanta
Dallas
Fort Worth
Austin
Houston
New Orleans
Cleveland
Columbus
Pittsburgh
Buffalo
Albany
Boston
Hartford/Springfield
New York (JFK & LGA)
Newark
Philadelphia
Baltimore
Washington, Dulles
Richmond
Norfolk
Raleigh/Durham
Charlotte
Jacksonville
Orlando
Tampa
St. Petersburg
Miami
Hawaii***
Honolulu
Mexico***
Chihuahua
Monterrey
Guadalajara
Mexico City
Caribbean
San Juan
*** Served by partners
KITTY HAWK
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Capabilities Network specializes in heavy weight capability > 150 lbs Network handles freight with unique dimensions Network manages small package/mail < 150 lbs Special handling: high security, live cargo, & hazardous materials Control of local pick-up & delivery, as requested Execute special needs - integrated/international carriers Later cut-off/earlier availability than most competition

Blue Chip Customers (partial listing)

2005 Key Accomplishments Introduced small package product Introduced Precious Cargo product (mortuary services) Integrated B737-300SF San Diego air service Launched ground network

2006 Achievements & Goals Expand ground network to 46 cities Completion Factor YTD 99.99% Loss/Damage metric 0.00002% YTD On-time performance to the customer 94.2% YTD Number of Customers YTD greater than 100 Continue investment in air and ground network Upgrade IT infrastructure Accretive acquisitions Generate increased shareholder returns